Exhibit 4.2

GENERAL MILLS, INC.
OFFICERS’ CERTIFICATE
AND
AUTHENTICATION ORDER

Pursuant to the Indenture, dated as of February 1, 1996 (as amended, the “Indenture”), between General Mills, Inc. (the “Company”) and U.S. Bank National Association (formerly known as First Trust of Illinois, National Association), as trustee (the “Trustee”), resolutions adopted by the Board of Directors of the Company on April 24, 2012 and the Finance Committee of the Board of Directors of the Company on June 24, 2013, this Officers’ Certificate and Authentication Order is being delivered to the Trustee to establish the terms of a series of Securities in accordance with Section 301 of the Indenture, to establish the form of the Securities of such series in accordance with Section 201 of the Indenture, to request the authentication and delivery of the Securities of such series pursuant to Section 303 of the Indenture and to comply with the provisions of Section 102 of the Indenture.

Capitalized terms used but not defined herein and defined in the Indenture shall have the respective meanings ascribed to them in the Indenture.

A. Establishment of Series Pursuant to Section 301 of Indenture. There is hereby established pursuant to Section 301 of the Indenture a series of Securities which shall have the following terms (the numbered clauses set forth below correspond to the numbered subsections of Section 301 of the Indenture):

(1) The series of Securities being authorized shall bear the title “3.650% Notes due 2024” (the “Notes”).

(2) There shall be no limit upon the aggregate principal amount of the Notes which may be authenticated and delivered under the Indenture; provided, however, that the aggregate principal amount of Notes to be authenticated and delivered under the Indenture pursuant to this Officers’ Certificate and Authentication Order shall be limited to the amount set forth in Section C below (except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Sections 304, 305, 306, 906 or 1107 of the Indenture and except for any Notes which, pursuant to Section 303 of the Indenture, are deemed never to have been authenticated and delivered under the Indenture).

(3) Interest on each Note will be paid to the Person in whose name the Note is registered at the close of business on the Regular Record Date (as defined in paragraph 5 below), except that interest due at Maturity will be paid to the Person to whom the principal of the Note is paid.

(4) The Notes will mature on February 15, 2024, unless the principal of any Note, or any installment of principal, becomes due and payable prior to such date. If the date of Maturity of a Note is not a Business Day, the payment due on such day shall be made on the next succeeding Business Day and no additional interest shall accrue for the period from Maturity to that next succeeding Business Day.

(5) Each Note will bear interest from and including January 28, 2014 or from and including the most recent Interest Payment Date (as defined below) as to which interest on such Note (or any Predecessor Security with respect to such Note) has been paid or made available for payment at an annual rate of 3.650% until the principal of the Note is paid or made available for payment. Each payment of interest on a Note will include interest to, but excluding, as the case may be, the relevant Interest Payment Date or Maturity.

The “Interest Payment Dates” for the Notes will be February 15 and August 15 of each year beginning on August 15, 2014 and the Regular Record Dates will be the February 1 or August 1, respectively, next preceding such Interest Payment Date whether or not a Business Day. If any Interest Payment Date is not a Business Day, the payment due on such day shall be made on the next succeeding Business Day and no additional interest shall accrue for the period from such Interest Payment Date to that next succeeding Business Day.

Interest (including interest for partial periods) will be calculated on the basis of a 360-day year of twelve 30-day months.

(6) Payment of principal of and premium (if any) and interest on each Note that is represented by a Global Security will be made to the Depositary (as specified in paragraph 16 below) or its nominee, as the case may be, as the sole registered owner and the sole Holder of the Notes represented thereby for all purposes under the Indenture.

Payment of principal of and premium (if any) and interest on each Note that is not represented by a Global Security will be made upon presentation and surrender of such Note at the office or agency maintained by the Company for that purpose in the Borough of Manhattan, the City of New York (which shall initially be the office of the Trustee). Registered Holders that wish to receive payment in immediately available funds must provide appropriate written wire transfer instructions sufficiently in advance of the payment date and present the Note in time for the party making the payment to make payments in such funds in accordance with its normal procedures. Any wire transfer instructions received by a party making payments shall remain in effect until revoked by the registered Holder. Payment in accordance with written wire transfer instructions from a registered Holder shall be deemed to constitute full and complete payment of all amounts so paid. The Company may, at its option, elect to make payments of interest other than at Maturity by check mailed to the address of the registered Holder thereof as of the close of business on the relevant Regular Record Date as such address appears in the Security Register.

The “Place of Payment” with respect to the Notes shall be the City of New York.

(7) The Company may redeem the Notes, in whole or in part, at its option at any time or from time to time. The Redemption Price for the Notes being redeemed on any Redemption Date that is prior to November 15, 2023 (the date that is three months prior to the Maturity of the Notes) will be equal to the greater of (i) 100% of the principal amount of the Notes being redeemed on the Redemption Date and (ii) as determined by the Quotation Agent (as defined below), the sum of the present values of the remaining scheduled payments of principal and interest on the Notes being redeemed on the Redemption Date (not including any portion of such payments of interest accrued as of the Redemption Date) discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months or in the case of an incomplete month, the number of days elapsed) at the Adjusted Treasury Rate (as defined below) plus 15 basis points, plus, in the case of both (i) and (ii) above, accrued and unpaid interest on the Notes to but excluding the Redemption Date. The Redemption Price for the Notes being redeemed on any Redemption Date that is on or after November 15, 2023 (the date that is three months prior to the Maturity of the Notes) will be equal to 100% of the principal amount of the Notes being redeemed on the Redemption Date, plus accrued and unpaid interest on the Notes to but excluding the Redemption Date. Notwithstanding the foregoing, installments of interest on Notes that are due and payable on Interest Payment Dates falling on or prior to a Redemption Date will be payable on the Interest Payment Date to the Holders as of the close of business on the relevant Regular Record Date. Notice of redemption will be given to the registered Holders of the Notes to be redeemed not less than 30 nor more than 60 days prior to the Redemption Date, which date and the applicable Redemption Price will be specified in the notice. Once notice of redemption is mailed, the Notes or any portion of the Notes called for redemption will become due and payable on the Redemption Date and at the applicable Redemption Price, plus accrued and unpaid interest to, but excluding, the Redemption Date. On and after the Redemption Date, interest will cease to accrue on the Notes or any portion of the Notes called for redemption (unless the Company defaults in the payment of the Redemption Price and accrued interest). On or before the Redemption Date, the Company will deposit with a Paying Agent (or the Trustee) money sufficient to pay the Redemption Price of and accrued interest on the Notes or any portion of the Notes to be redeemed on that date. For purposes of the foregoing: (a) “Adjusted Treasury Rate” means, with respect to any Redemption Date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue (as defined below), calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price (as defined below) for such Redemption Date; the Adjusted Treasury Rate shall be calculated on the third Business Day preceding the Redemption Date; (b) “Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes; (c) “Comparable Treasury Price” means, with respect to any Redemption Date, the average of the Reference Treasury Dealer Quotations (as defined below) for such Redemption Date; (d) “Quotation Agent” means the Reference Treasury Dealer (as defined below) appointed by the Trustee after consultation with the Company; (e) “Reference Treasury Dealer” means any primary U.S. government securities dealer in the United States selected by the Trustee after consultation with the Company; (f) “Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m. in the City of New York on the third Business Day preceding such Redemption Date.

(8) If a Change of Control Triggering Event (as defined in the form of Note attached hereto as Exhibit A) shall have occurred, holders of the Notes may require the Company to repurchase all or any part of the Notes in the manner provided and subject to the limitations set forth in the form of Note attached hereto as Exhibit A.

(9) The Notes shall be issuable in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

(15) The Notes shall be defeasible, in whole or any specified part, pursuant to Section 1302 or Section 1303 of the Indenture or both such Sections.

(16) The Notes shall be issuable in whole or in part in the form of one or more Global Securities registered in the name of the Depositary or its nominee. The Depositary with respect to such Global Securities shall be The Depository Trust Company. The Global Securities shall bear the legends set forth on the form of Note attached hereto as Exhibit A. Such Global Security may not be exchanged in whole or in part for Securities registered, and no transfer of such Global Security in whole or in part may be registered, in the name or names of Persons other than the Depositary for such Global Security or a nominee thereof, unless (a) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for such Global Security or if at any time the Depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, and, in either case, the Company does not appoint a successor Depositary within 90 days after receiving that notice or becoming aware that the Depositary is no longer so registered, (b) the Company executes and delivers to the Trustee a Company Order that such Global Security shall be so exchangeable or (z) an Event of Default with respect to such Global Security has occurred and is continuing, and the Depositary requests the issuance of Securities registered in the name or names of Persons other than the Depositary for such Global Security or a nominee thereof. So long as the Depositary or its nominee is the registered holder of any Global Security, the Depositary or its nominee, as the case may be, will be considered the sole Holder of the Notes represented by such Global Security for all purposes under the Notes and the Indenture.

B. Establishment of Form of Securities Pursuant to Section 201 of the Indenture. In accordance with Section 201 of the Indenture, the form attached hereto as Exhibit A is hereby established as the form to represent the Notes.

C. Order for the Authentication and Delivery of Securities Pursuant to Section 303 of the Indenture. Pursuant to Section 303 of the Indenture, you are hereby requested, as Trustee under the Indenture, to authenticate, in the manner provided by the Indenture, $500,000,000 aggregate principal amount of the Notes registered in the name of Cede & Co., which Notes have been heretofore duly executed by the proper officers of the Company and delivered to you as provided in the Indenture, and to deliver said authenticated Notes to Morgan Stanley & Co. LLC through the facilities of The Depository Trust Company against payment therefor on January 28, 2014.

D. Certification Pursuant to Section 102 of the Indenture. Each of the undersigned has read the pertinent sections of the Indenture, including Sections 201, 301 and 303 thereof and the definitions in the Indenture relating thereto, and certain other corporate documents and records. In the opinion of each of the undersigned, the undersigned has made such examination or investigation as is necessary to enable the undersigned to express an informed opinion as to whether or not the conditions precedent to (i) the establishment of (a) a series of Securities and (b) the form of such Securities and (ii) the issuance, authentication and delivery of such series of Securities contained in the Indenture have been complied with. In the opinion of the undersigned, all conditions precedent to (x) the establishment of the Notes and the form of the Notes and (y) the issuance, authentication and delivery of the Notes have been complied with.

Insofar as this Officers’ Certificate and Authentication Order relates to legal matters, it is based upon the Opinion of Counsel delivered by the Company to the Trustee contemporaneously herewith.

[Remainder of Page Intentionally Blank]

IN WITNESS WHEREOF, the undersigned have hereunto signed our names on behalf of the Company.

Dated: January 28, 2014

GENERAL MILLS, INC.

By /s/ Donal L. Mulligan

Donal L. Mulligan Its Executive Vice President, Chief Financial Officer

By /s/ Kofi A. Bruce

Kofi A. Bruce Its Vice President, Treasurer

CERTIFICATION

I, Chris A. Rauschl, an Assistant Secretary of the Company, do hereby certify that Donal L. Mulligan is on the date hereof the duly elected or appointed Executive Vice President, Chief Financial Officer of the Company and the signature set forth above is his own true signature, and further certify that Kofi A. Bruce is on the date hereof the duly elected or appointed Vice President, Treasurer of the Company and the signature set forth above is his own true signature.

/s/ Chris A. Rauschl
Chris A. Rauschl
Assistant Secretary

EXHIBIT A

REGISTERED NO. PRINCIPAL AMOUNT: $

GENERAL MILLS, INC.

3.650% NOTES DUE 2024

CUSIP NO. 370334 BT0 ISIN No. US370334BT00 Common Code No. 102376366

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION, TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

GENERAL MILLS, INC., a corporation duly organized and existing under the laws of the State of Delaware (herein called the “Company,” which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE &CO., or registered assigns, the principal sum of            Dollars (U.S. $ ) on February 15, 2024 (the “Maturity Date”), and to pay interest thereon from and including January 28, 2014 or the most recent Interest Payment Date (as defined below) as to which interest has been paid or made available for payment, semiannually in arrears on February 15 and August 15 in each year (each an “Interest Payment Date”), commencing on August 15, 2014, at the rate of 3.650% per annum until the principal hereof has been paid or duly made available for payment. Interest (including interest for partial periods) will be calculated on the basis of a 360-day year of twelve 30-day months. Each payment of interest hereon will include interest to, but excluding, as the case may be, the relevant Interest Payment Date or Maturity.

The interest so payable, and punctually paid or made available for payment, on any Interest Payment Date will, as provided for in the Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Securities with respect hereto) is registered at the close of business on the Regular Record Date for such Interest Payment Date, which shall be the February 1 or August 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date; except that interest due at Maturity will be paid to the Person to whom the principal is paid. Any such interest not so punctually paid or made available for payment will forthwith cease to be payable to the Person in whose name this Note (or one or more Predecessor Securities with respect hereto) is registered at the close of business on such Regular Record Date and may either be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to the Holder of this Note not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

Payment of principal of and premium (if any) and interest on this Note will be made to The Depository Trust Company or its nominee, as the case may be, as the sole registered owner and the sole Holder of the Note represented hereby for all purposes under the Indenture.

The “Place of Payment” with respect to this Note shall be the City of New York.

All payments on this Note will be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

Any payment on this Note due on a day that is not a Business Day will be made on the next succeeding Business Day with the same force and effect as if made on the due date and no additional interest shall accrue for the period from and after such date.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall have the same effect as though fully set forth in this place.

Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee for the Notes by manual signature, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed and has caused a facsimile of its corporate seal to be affixed hereto or imprinted hereon.

Dated:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION	GENERAL MILLS, INC.
This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.	By:

Kofi A. Bruce Its Vice President, Treasurer

U. S. BANK NATIONAL ASSOCIATION, as Trustee

Attest:

By: Authorized Officer	Chris A. Rauschl Its Assistant Secretary
OR
[SEAL]

as Authenticating Agent for the Trustee

By:
Authorized Officer

[REVERSE OF NOTE]

GENERAL MILLS, INC.

3.650% NOTES DUE 2024

This Note is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of February 1, 1996 (herein called the “Indenture”, which term shall have the meaning assigned to it in such instrument), between the Company and U.S. Bank National Association (f.k.a. First Trust of Illinois, National Association), as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture and all indentures supplemental thereto for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. By the terms of the Indenture, additional Securities of other separate series, which may vary as to date, amount, Stated Maturity, interest rate or method of calculating the interest rate and in other respects as therein provided, may be issued in an unlimited principal amount. This Note is one of a series of the Securities designated as 3.650% Notes due 2024 (the “Notes”).

In case an Event of Default with respect to the Notes shall have occurred and be continuing, the unpaid principal hereof may be declared, and upon such declaration shall become, due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.

The Company may at its option redeem this Note in whole or from time to time in part either (i) at the Make-Whole Price (as defined below), if the Redemption Date is prior to November 15, 2023 (the date that is three months prior to the Maturity Date) or (ii) at the Par Price (as defined below), if the Redemption Date is on or after November 15, 2023 (the date that is three months prior to the Maturity Date); provided that the principal amount of this Note remaining outstanding after a redemption in part shall be $2,000 or an integral multiple of $1,000 in excess thereof. The Company may exercise such option by mailing or causing the Trustee to mail a notice of such redemption at least 30 but not more than 60 days prior to the Redemption Date. In the event of redemption of this Note in part only, a new Note or Notes for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof. If less than all of the Securities with like tenor and terms to this Security are to be redeemed, the Securities to be redeemed shall be selected by the Trustee by such method as the Trustee shall deem fair and appropriate. The Company shall notify the Trustee of the Make-Whole Price with respect to any redemption made prior to November 15, 2023 promptly after the calculation thereof, and the Trustee shall not be responsible for such calculation.

“Make-Whole Price” means an amount equal to the greater of (i) 100% of the principal amount of this Note to be redeemed and (ii) as determined by the Quotation Agent (as defined below), the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including any portion of such payments of interest accrued as of the Redemption Date) discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months or in the case of an incomplete month, the number of days elapsed) at the Adjusted Treasury Rate (as defined below) plus 0.15%, plus, in the case of both (i) and (ii), accrued and unpaid interest to the Redemption Date. Unless the Company defaults in payment of the Make-Whole Price, on and after the Redemption Date, interest will cease to accrue on the principal amount of this Note to be redeemed.

“Par Price” means an amount equal to 100% of the principal amount of this Note to be redeemed on the Redemption Date, plus accrued and unpaid interest to the Redemption Date. Unless the Company defaults in payment of the Par Price, on and after the Redemption Date, interest will cease to accrue on the principal amount of this Note to be redeemed.

“Adjusted Treasury Rate” means, with respect to any Redemption Date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue (as defined below), calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price (as defined below) for such Redemption Date. The Adjusted Treasury Rate shall be calculated on the third Business Day preceding the date of redemption.

“Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of this Note to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of this Note.

“Comparable Treasury Price” means, with respect to any Redemption Date, the average of the Reference Treasury Dealer Quotations (as defined below) for such Redemption Date.

“Quotation Agent” means the Reference Treasury Dealer (as defined below) appointed by the Trustee after consultation with the Company.

“Reference Treasury Dealer” means any primary U.S. government securities dealer in the United States selected by the Trustee after consultation with the Company.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m. in the City of New York on the third Business Day preceding such Redemption Date.

If a Change of Control Triggering Event shall have occurred, the Holder of this Note may require the Company to repurchase all or any part (equal to an integral multiple of $1,000) of this Note at a purchase price equal to 101% of the principal amount of, plus accrued and unpaid interest, if any, to the date of purchase on, the Note (or part thereof) to be purchased (unless the Company shall have mailed or caused to be mailed a notice of redemption within 30 days after such Change of Control Triggering Event stating that all of the Notes will be redeemed); provided that the principal amount of this Note remaining outstanding after a repurchase in part shall be $2,000 or an integral multiple of $1,000 in excess thereof. Within 30 days after any Change of Control Triggering Event, the Company shall mail or cause the Trustee to mail a notice describing the transaction or transactions constituting the Change of Control Triggering Event and offering to repurchase the Notes. Such repurchase must occur no earlier than 30 days and no later than 60 days after the date such notice is mailed.

On the date specified for repurchase of the Notes, the Company shall, to the extent lawful:

•	accept for payment all Notes or portions of Notes properly tendered pursuant to the offer to repurchase the Notes;

•	deposit with the Paying Agent the required payment for all Notes or portions of Notes properly tendered pursuant to the offer to repurchase the Notes; and

•	deliver to the Trustee the repurchased Notes, accompanied by an Officers’ Certificate stating the aggregate principal amount of Notes repurchased pursuant to the offer to repurchase the Notes.

The Company shall comply with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934, as amended, and any other securities laws and regulations applicable to the repurchase of the Notes. To the extent that these securities laws and regulations conflict with the provisions of this Note requiring repurchase of the Notes upon a Change of Control Triggering Event, the Company shall comply with these securities laws and regulations instead of the repurchase provisions of this Note, and the Company will not be considered to have breached its obligation to repurchase the Notes. Additionally, if an Event of Default unrelated to the repurchase provisions of this Note exists under the Indenture, including Events of Default arising with respect to other issues of Securities, the Company shall not be required to repurchase the Notes, notwithstanding the repurchase provisions of this Note.

The Company shall not be required to comply with obligations relating to repurchase of the Notes upon a Change of Control Triggering Event if a third party satisfies such obligations.

“Change of Control” means the occurrence of any of the following: (a) the consummation of any transaction (including, without limitation, any merger or consolidation) resulting in any “person” (as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) (other than the Company or one of its subsidiaries) becoming the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, as amended), directly or indirectly, of more than 50% of the Company’s Voting Stock or other Voting Stock into which the Company’s Voting Stock is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares; (b) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in a transaction or a series of related transactions, of all or substantially all of the assets of the Company and its subsidiaries, taken as a whole, to one or more Persons (other than the Company or one of its subsidiaries); or (c) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors. Notwithstanding the foregoing, a transaction will not be considered to be a Change of Control if (a) the Company becomes a direct or indirect wholly-owned subsidiary of a holding company and (b)(y) immediately following such transaction, the direct or indirect holders of the Voting Stock of the holding company are substantially the same as the Holders of the Company’s Voting Stock immediately prior to such transaction or (z) immediately following such transaction no Person is the beneficial owner, directly or indirectly, of more than 50% of the Voting Stock of the holding company.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Rating Event.

“Continuing Directors” means, as of any date of determination, any member of the Company’s Board of Directors who (a) was a member of the Board of Directors on January 28, 2014 or (b) was nominated for election, elected or appointed to the Board of Directors with the approval of a majority of the Continuing Directors who were members of the Board of Directors at the time of such nomination, election or appointment (either by a specific vote or by approval of a proxy statement of the Company in which such member was named as a nominee for election as a director, without objection to such nomination).

“Fitch” means Fitch Ratings.

“Investment Grade Rating” means a rating equal to or higher than BBB– (or the equivalent) by Fitch, Baa3 (or the equivalent) by Moody’s and BBB– (or the equivalent) by S&P, and the equivalent investment grade credit rating from any replacement Rating Agency or Rating Agencies selected by the Company.

“Moody’s” means Moody’s Investors Service, Inc.

“Rating Agencies” means (a) each of Fitch, Moody’s and S&P; and (b) if any of Fitch, Moody’s or S&P ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of the Company’s control, a “nationally recognized statistical rating organization’’ (as defined in Section 3(a)(62) of the Securities Exchange Act of 1934, as amended) selected by the Company as a replacement Rating Agency for a former Rating Agency.

“Rating Event” means the rating on the Notes is lowered by each of the Rating Agencies and the Notes are rated below an Investment Grade Rating by each of the Rating Agencies on any day within the 60-day period (which 60-day period will be extended so long as the rating of the Notes is under publicly announced consideration for a possible downgrade by any of the Rating Agencies) after the earlier of (a) the occurrence of a Change of Control and (b) public notice of the occurrence of a Change of Control or the Company’s intention to effect a Change of Control; provided that a Rating Event will not be deemed to have occurred in respect of a particular Change of Control (and thus will not be deemed a Rating Event for purposes of the definition of Change of Control Triggering Event) if each Rating Agency making the reduction in rating does not publicly announce or confirm or inform the Trustee in writing at the request of the Company that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the Change of Control (whether or not the applicable Change of Control has occurred at the time of the Rating Event).

“S&P” means Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc.

“Voting Stock” means, with respect to any specified person (as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) as of any date, the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.

The Company may, without the consent of the Holders of the Notes, issue additional Securities having the same ranking and the same interest rate, maturity and other terms as the Notes (except for the public offering price and issue date and, in some cases, the first interest payment date). Any additional Securities having the same terms, together with these Notes, will constitute a single series of Notes under the Indenture; provided that, if the additional Securities are not fungible with these Notes for U.S. federal income tax purposes, the additional Securities will have a different CUSIP number. No such additional Securities having the same ranking and the same interest rate, maturity and other terms as the Notes (except for the public offering price and issue date and, in some cases, the first interest payment date) may be issued if an Event of Default has occurred with respect to these Notes.

The Indenture contains provisions for defeasance at any time of either the entire principal of the Notes or of certain covenants and Events of Default with respect to the Notes, in either case upon compliance by the Company with certain conditions set forth in the Indenture.

This Global Security is exchangeable for definitive Notes only if (x) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for this Global Security or if at any time the Depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, and, in either case, the Company does not appoint a successor Depositary within 90 days after receiving that notice or becoming aware that the Depositary is no longer so registered, (y) the Company executes and delivers to the Trustee a Company Order that this Global Security shall be so exchangeable or (z) an Event of Default with respect to the Notes represented hereby has occurred and is continuing and the Depositary requests the issuance of definitive Notes. In such case, this Global Security shall be exchangeable into Notes issuable only in denominations of $2,000 and integral multiples of $1,000 in excess thereof. No Notes shall be issuable in denominations of less than $2,000. If this Global Security is exchangeable pursuant to the preceding sentences, it shall be exchangeable for definitive Notes, bearing interest at the same rate, having the same date of issuance, redemption provisions, Stated Maturity and other terms in registered form and of differing denominations aggregating a like amount.

As provided in the Indenture and subject to the limitations herein and therein set forth, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by the Holder hereof or the Holder’s attorney duly authorized in writing, and thereupon one or more new Notes of authorized denominations and for the same aggregate principal amount will be issued to the designated transferee or transferees.

The Notes are issuable only in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. No Notes will be issuable in denominations of less than $2,000. As provided in the Indenture and subject to the limitations herein and therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes and of like tenor in denominations of $2,000 and integral multiples of $1,000 in excess thereof, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the places, at the respective times and at the rate herein prescribed.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

As provided in and subject to the provisions of the Indenture, the Holder of this Note shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Notes, the Holders of not less than 25% in principal amount of the Notes at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of the Notes at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Note for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may deem and treat the Person in whose name this Note is registered as the absolute owner of this Note at such holder’s address as it appears on the Security Register (whether or not this Note shall be overdue) for the purpose of receiving payment of or on account hereof and for all other purposes, and neither the Company nor the Trustee nor any such agent shall be affected by any notice to the contrary. All payments made to or upon the order of such registered holder shall, to the extent of the sum or sums paid, effectually satisfy and discharge liability for moneys payable on this Note.

No recourse under or upon any obligation, covenant or agreement contained in the Indenture or in any indenture supplemental thereto or any Note, or because of any indebtedness evidenced thereby, shall be had against any incorporator, or against any past, present or future stockholder, officer or director, as such, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such personal liability of every such incorporator, stockholder, officer and director, as such, being expressly waived and released by acceptance hereof and as a condition of and as part of the consideration for the issuance of this Note.

Capitalized terms used herein which are not defined herein shall have the respective meanings assigned thereto in the Indenture.

The Indenture is, and this Note shall be, governed by and construed in accordance with the laws of the State of New York.

___________________________

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	as tenants in common	UNIF TRAN MIN ACT ______CUSTODIAN______
TEN ENT	as tenants by the entireties	(Cust) (Minor)
JT TEN	as joint tenants with right	Under Uniform Transfers to Minors Act
of survivorship and not as
	tenants in common	________________________________
(State)

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

Please insert Social Security or
Other identifying Number of Assignee

/      /

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE

the within Note of GENERAL MILLS, INC. and does hereby irrevocably constitute and appoint attorney to transfer said Note on the books of the Company, with full power of substitution in the premises.

Dated:

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatever.